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                      Target Date Retirement Benefit Rider
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The Target Date Retirement Benefit Rider provides a level of protection for the principal you invest and locks in past investment gains that occur on each Contract Anniversary on the Initial Target Value Date and any subsequent Target Value Dates. This rider is issued in conjunction with the Target Benefit Asset Allocation Rider.

This rider forms a part of the Base Contract to which it is attached and is effective as of the Rider Effective Date. If you select this rider on your application at issue, the Rider Effective Date is the Issue Date shown on your Contract Schedule. If you add this rider after the Issue Date, the Rider Effective Date is the Contract Anniversary after your request is received in good order at our Service Center, and is shown on the Contract Schedule Addendum. In the case of a conflict with any provision in the Base Contract, the provisions of this rider will control. Defined terms and contractual provisions are set forth in the Base Contract, are added in the Target Benefit Asset Allocation Rider, or are added in this rider. This rider will terminate as indicated under the Conditions for Termination of this Rider section.

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Definitions
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Base Contract The contract to which this rider is attached.

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  Target Date Retirement Benefit
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 Target Value                     If the Rider Effective Date is the Issue
                                  Date, then your initial Target Value is equal to all Purchase Payments received on the Issue Date.

                                  If the Rider Effective Date occurs after the Issue Date, then your initial Target Value is equal to the Contract Value on the Rider Effective Date.

                                  On each Business Day we:
                                  (a) increase the Target Value by the amount of any additional Purchase Payments received that day, and
                                  (b) reduce the Target Value proportionately by the percentage of Contract Value applied to a Partial Annuitization or withdrawn that day, including any withdrawal charge.

                                  On each Contract Anniversary after the Rider
                                  Effective Date, your Target Value is equal to the greater of the Target Value as of the previous Business Day or the current Contract Value.

                                  The Target Value is not available until the Target Value Date.

 Target Value Date                The Initial Target Value Date is
                                  shown on the Contract Schedule if the Rider
                                  Effective Date is the Issue Date, or on the Contract Schedule Addendum if the Rider
                                  Effective Date is after the Issue Date.

                                  The earliest Initial Target Value Date you can select is the Contract Anniversary that occurs on the Minimum Number of Contract Years to the Initial Target Value Date after the Rider Effective Date. The Minimum Number of Contract Years to the Initial Target Value Date is shown on the Contract Schedule. The latest Initial Target Value Date you can select is the Contract Anniversary that occurs before the oldest Owner's 91st birthday. If the Base Contract is owned by a non-individual, the latest Initial Target Value Date you can select is the Contract Anniversary that occurs before the Annuitant's 91st birthday.

                                  Additional Target Value Dates occur on each
                                  Contract Anniversary after the Initial Target Value Date while this rider is in effect.

                                  On the Initial Target Value Date and any subsequent Target Value Dates, if your Contract Value is less than your Target Value, we will increase your Contract Value to equal the Target Value.

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  Target Date Retirement Benefit continued from the previous page
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 Initial Target Value Date        Before the oldest Owner's 81st birthday, or
 Reset if a non-individual owns the Base Contract, before the Annuitant's 81st birthday, you can reset the Initial Target Value Date within 30 days following a
                                  Contract Anniversary. We will permit a reset only if the Contract Value is at least equal to the Target Value on the previous Contract Anniversary.

                                  After we receive your request to reset the Initial Target Value Date, the Reset Date will be the immediately preceding Contract Anniversary, shown on the Contract Schedule Addendum. If the Reset Date does not occur on a Business Day, we will process your request on the next Business Day.

                                  The earliest Initial Target Value Date you can select is the Contract Anniversary that occurs on the Minimum Number of Contract Years to the Initial Target Value Date after the Reset Date. The latest Initial Target Value Date you can select is the Contract Anniversary that occurs before the oldest Owner's 91st birthday. If the Base Contract is owned by a non-individual, the latest Initial Target Value Date you can select is the Contract Anniversary that occurs before the Annuitant's 91st birthday.

                                  We will establish a new Target Value on the Reset Date equal to the Contract Value as of the Reset Date. The Reset Date and the reset Initial Target Value Date are shown on the Contract Schedule Addendum.

Removing the Target Date         After the Rider Effective Date you can remove
Retirement Benefit Rider         the Target Date Retirement Benefit Rider from
from the Base Contract           the  Base Contract at any time. We will
                                 process your request on the Contract
                                 Anniversary, or on the next Business Day if the Contract Anniversary is not a Business
                                 Day, that occurs immediately after
                                 your request is received in good order at our Service Center. We call this date the Rider
                                 Termination Date and it is shown on the
                                 Contract Schedule Addendum. We must receive your request no later than 30 days before a Contract Anniversary in order to remove the rider on that anniversary.

                                 If you remove the Target Date Retirement
                                 Benefit from your Base Contract, we will no longer assess the additional Mortality and Expense (M&E) Charge for this rider as of the Rider Termination Date. The additional M&E Charge for this rider is shown on the Contract Schedule or Contract Schedule Addendum. Because we decrease the total M&E Charge, we will adjust the number of Accumulation Units so that the Contract Value on the Rider Termination Date will remain the same.

                                 If you remove the Target Date Retirement
                                 Benefit Rider from the Base Contract, then it will no longer be available for future selection. Also, if you remove this rider from the Base Contract and you also selected the No Withdrawal Charge Option at the time of application, you must select an available Required Benefit Rider as shown on the Contract Schedule, or your Base Contract will terminate.


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General Provisions
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Conditions for Termination       The Target Date Retirement Benefit Rider will
of this Rider                    terminate upon the earliest of the following.

                                 (a)       The Rider Termination Date if you
                                           remove the Target Date Retirement
                                           Benefit from the Base  Contract.
                                 (b)       The date of death of any Owner, or
                                           Annuitant if a non-individual owns
                                           the Base Contract, unless the
                                           surviving spouse elects to continue
                                           the Base Contract. If an Owner, or
                                           Annuitant if a non-individual owns
                                           the Base Contract, dies and the
                                           surviving spouse elects to receive
                                           payment of the Death Benefit, then
                                           the Target Date Retirement Benefit
                                           will terminate as of the end of the
                                           Business Day we receive due proof of
                                           death and an election of the Death
                                           Benefit payment option.
                                 (c)       The Business Day before the Income
                                           Date that you take a Full
                                           Annuitization.
                                 (d)       TheBusiness Day we process your
                                           request for a full withdrawal.
                                 (e)       The Business Day that the Base
                                           Contract terminates.


In all other respects the provisions, conditions, exceptions and limitations contained in the Base Contract remain unchanged.

Signed for the Company at its home office.

                         Allianz Life Insurance Company
                                of North America

                  [                                                     ]


                              Cynthia L. Pevehouse    Gary Bhojwani
                                   Secretary          President



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